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PROXY                                                                      PROXY

                              STYLECLICK.COM INC.
                              3861 SEPULVEDA BLVD.
                         CULVER CITY, CALIFORNIA 90230
 SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO
                            BE HELD ON JULY 26, 2000
                            (THE "SPECIAL MEETING")

    The undersigned hereby appoints Maurizio Vecchione and Barry Hall, or either of them, each with full power of substitution, as proxies or proxy of the undersigned and hereby authorizes them to represent and vote as designated below all shares of common stock, par value $.01 per share, of Styleclick.com Inc.
(the "Corporation") held of record by the undersigned at the close of business on June 13, 2000 at the Special Meeting, or any adjournment or postponement thereof, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and such other matters as may properly be brought before the Special Meeting.

    This signed Proxy Form revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus mailed to you on or about June 23, 2000.

    WHEN PROPERLY EXECUTED, THIS PROXY FORM WILL BE VOTED AS DIRECTED. IF NO
DIRECTION IS GIVEN, THIS PROXY FORM WILL BE VOTED FOR THE FOREGOING PROPOSAL.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES,
SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN
ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE
CANNOT VOTE YOUR SHARE UNLESS YOU SIGN AND RETURN THIS CARD.

    PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND RETURN PROMPTLY IN
THE ENCLOSED ENVELOPE.
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/X/  PLEASE MARK YOUR
VOTES AS IN THIS
   EXAMPLE

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
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
FOLLOWING PROPOSAL.
To approve and adopt the Amended and Restated
Agreement and Plan of Merger, dated as of March 23,
2000, among Internet Shopping Network LLC, USANi
Sub LLC and the Corporation.                         FOR  / /       AGAINST  / /       ABSTAIN  / /
To vote upon such other business as may properly
come before the Special Meeting, in the discretion
of either proxy holder.                              FOR  / /       AGAINST  / /       ABSTAIN  / /

SIGNATURE(S)____________________________        DATE____________________________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. WHEN SHARES ARE HELD IN NAME OF JOINT HOLDERS, EACH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE, GUARDIAN, ETC., PLEASE SO INDICATE; IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER; IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.